Exhibit 99.3

MICRONET ENERTEC TECHNOLOGIES, INC.
  UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
 STATEMENTS

MICRONET ENERTEC TECHNOLOGIES, INC.

INTRODUCTION TO THE UNAUDITED PRO FORMA CONDENSED
 COMBINED BALANCE SHEET AND CONDENSED COMBINED STATEMENTS OF
OPERATIONS

The accompanying unaudited pro forma condensed combined balance sheet combines the unaudited historical balance sheets of Micronet Enertec Technologies, Inc. and Subsidiaries (the “Company") and the Vehicle business of Beijer Electronics Inc. ("Vehicle business") as at March 31, 2014 as if the Company had consummated the acquisition of the Vehicle business on March 31, 2014 instead of June 2, 2014.

The accompanying unaudited pro forma condensed combined statements of operations combine the unaudited historical statements of operations of each of the Company and Vehicle business for the three months ended March 31, 2014 and for the year ended December 31, 2013, as if the Company had consummated the acquisition of the Vehicle business on January 1, 2013.

The Company has presented the accompanying unaudited pro forma condensed balance sheet and statements of operations for informational purposes only. The accompanying unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the Company’s results of operations actually would have been had the Company completed the acquisition of the Vehicle business on March 31, 2014 or January 1, 2013, respectively. In addition, the unaudited pro forma condensed combined statements of operations do not purport to project the future operating results of the combined companies due to allocated costs that may not continue in the future. The accompanying unaudited pro forma condensed combined financial statements should be read in connection with the audited and unaudited historical financial statements of the Vehicle business included elsewhere in the Current Report on form 8K/A, and the audited historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2013 and the unaudited historical condensed consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 previously filed with the Securities and Exchange Commission (“SEC”).

MICRONET ENERTEC TECHNOLOGIES, INC.

Pro Forma Condensed Combined Balance Sheet
As of March 31, 2014
(USD in thousands, unaudited)

	Micronet Enertec Technologies, Inc. (1)	Vehicle business(2)	Pro forma Adjustments		Pro forma consolidated
Assets
Current assets
Cash and cash equivalents	$11,959	-	$(2,046	)(b)	9,913
Marketable securities	6,964	-	-		6,964
Trade account receivables	11,454	-	-		11,454
Inventories	4,417	1,360	-		5,777
Other account receivables	1,326	-	-		1,326
Call option	532	-	-		532

Total current assets	36,652	1,360	(2,046)		35,966
Property and equipment, net	2,369	47	-		2,416
Long term deposit	139	-	-		139
Intangible assets, net	1,000	4,232	-		5,232
Goodwill	-	1,466			1,466

Total long term assets	3,508	5,745	-		9,253

Total assets	$40,160	$7,105	$(2,046)		$45, 219
Liabilities and equity
Current liabilities:
Short term bank loans and current portion of long term loans	5,080	-	3,233	(a)	8,313
Trade account payables	3,645	-	-		3,645
Current portion of long term notes, net of discount	983	-	-		983
Other account payables	2,352	-	209	(c)	2,561

Total current liabilities	12,060	-	3,442		15,502
Long term loans from banks and others	2,374	-	1,617	(a)	3,991
Accrued severance pay, net	138	-	-		138
Finance lease	97	-	-		97
Deferred tax liability	99	-	-		99

Total long term liabilities	2,708	-	1,617		4,325
Equity
Common stock	6	-	-		6
Additional Paid in capital	8,059	-	-		8,059
Accumulated other comprehensive income	1,440	-	-		1,440
Retained earnings	8,090	-	-		8,090
Micronet Enertec stockholder's equity	17,595	-	-		17,595

Non controlling interests	7,797	-	-		7,797

Total equity	25,392	-	-		25,392

total liability and equity	$40,160	-	$5,059		$45,219

(1)	As reported in the Company’s unaudited quarterly report on Form 10-Q for the three months ended March 31, 2014 filed with the SEC on May 15, 2014.

(2)	Acquired assets of the Vehicle business as described in note 1.

MICRONET ENERTEC TECHNOLOGIES, INC.

Pro Forma Condensed combined Statements of Operations
Three months ended March 31, 2014
(USD in thousands, except share and per share data, unaudited)

	Micronet Enertec Technologies, Inc. (1)	Vehicle business (2)	Pro froma Adjustments		Consolidated

Revenues	$5,567	$2,551	-		$8,118
Cost of revenues	3,515	1,871	-		5,386

Gross profit	2,052	680	-		2,732

Operating expenses:
Selling and marketing	391	185	-		576
Administrative and general	884	265	-		1,149
Research and development	744	187	-		931
Amortization of intangible assets	93	-	212	(e)	305

Total operating expenses	2,112	637	212		2,961
Income (loss) from operations	(60)	43	(212)		(229)
Financial expenses, net	46	-	41	(f)	87
Income (loss) before provision for income taxes	(106)	43	(253)		(316)
Taxes on Income	79	-	-		79

Net income (loss)	(185)	43	(253)		(395)
Net income (loss) attribute to non-controlling interests	147	-	(101	)(g)	46
Net income (loss) attribute to Micronet Enertec Technologies	$(332)	$43	$(152)		$(441)

Loss per share attributable to Micronet Enertec
Basic and Diluted	$(0.06)				(0.07)

Weighted average common shares outstanding:
Basic and Diluted	5,831,246				5,831,246

(1)	As reported inthe Company’s unaudited quarterly report on Form 10-Q for the three months ended March 31, 2014 filed with the SEC on May 15, 2014.

(2)	As reported in the Vehicle business financial statements appearing elsewhere in this Current Report on 8- K/A.

MICRONET ENERTEC TECHNOLOGIES, INC.

 Pro Forma Condensed combined Statements of Operations
Year ended December 31, 2013
(USD in thousands, except share and per share data, unaudited)

	Micronet Enertec Technologies, Inc. (1)	Vehicle business (2)	Pro forma Adjustments		Consolidated
Revenues	$35,571	$10,732	-		$46,303
Cost of revenues	22,298	8,890	413	(d)	31,601
Gross profit	13,273	1,842	(413)		14,702

operating expenses:
Research and development	2,675	1,437	-		4,112
Selling and marketing	1,170	745	-		1,915
Administrative and general	4,179	676	-		4,855
Amortization of intangible assets	657	-	848	(e)	1,505
Total operating expenses	8,681	2,858	848		12,387

Income (loss) from operations	4,592	(1,016)	(1,261)		2,315

Interest expenses, net	2,293	-	165	(f)	2,458
Other expense	2	-	-		2

Income (loss) before provision for income taxes	2,297	(1,016)	(1,426)		(145)
Provision for income taxes	496	-	-		496

Net Income (loss)	1,801	(1,016)	(1,426)		(641)
Net income (loss) attribute to non-controlling interests	2,296	-	(1,172	)(g)	1,124
Net loss attribute to Micronet Enertec Technologies	$(495)	$(1,016)	$(254)		$(1,765)
Loss per share attributable to Micronet Enertec Technologies:
Basic and Diluted	(0.097)				(0.35)

Weighted average common shares outstanding:
Basic and Diluted	5,089,122				5,089,122

(1)	As reported in the Company’s audited annual report on Form 10-K for the year ended December 31, 2013 as filed with the SEC on March 19, 2014.

(2)	As reported in the Vehicle business financial statements appearing in this Current Report on 8- K/A.

MICRONET ENERTEC TECHNOLOGIES, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(USD In thousands, unaudited)

NOTE 1 -ACQUISITION

On June 2, 2014, the Company through its subsidiary Micronet Ltd. completed the acquisition of certain assets relates to the Vehicle business and operations related to the supply of panels to various transportation segments, pursuant to an Asset Purchase Agreement dated May 6, 2014 (the "Asset Purchase Agreement"). The total purchase price of the transaction was $ 7.1 million out of which $209 will be paid following 90 days from the closing subject to certain inventory review.

In order to finance a portion of the acquisition the company borrowed a $4.85 million  bank loan (the “Loan”). Pursuant to the terms of the applicable loan agreement, $2.425 million of the Loan shall bear interest at a quarterly adjustable rate of Prime plus 1.5 percent (3.75% percent as of the date of the Loan) (the "Long Term Portion"). The Long Term Portion plus interest shall be due and payable in twelve equal consecutive quarterly installments beginning at August 29, 2014. The balance of the Loan in the amount of $2.425 million shall bear interest at a quarterly adjustable rate of Prime plus 1.2 percent (3.45% percent as of the date of the Loan) (the "Short Term Portion"). The Short Term Portion shall be due and payable within one year from the date of the Loan, subject to renewal, and the interest on the Short Term Portion shall be due and payable every quarter beginning at August 29, 2014.

The purchase consideration was allocated to the tangible assets and intangible assets acquired based on their estimated fair values. The fair value assigned to identifiable intangible assets acquired has been determined by using valuation methods that discount expected future cash flows to present value using estimates and assumptions determined by management. The Company determined that the fair values of assets acquired exceeded the purchase price by approximately $1.46 million. These estimates are subject to revision, which may result in significant adjustments to the values presented below, when  certain appraisals are finalized. Purchased identifiable intangible assets are amortized on a straight-line basis over the respective useful lives. The table below summarizes the estimates of the fair value of assets acquired and liabilities assumed  in the purchase, which the Company accrued on March 31, 2014.

March 31, 2014 (in Thousands)

Inventories	$1,360
Property and equipment	47
Identifiable intangible assets:
Customer relations	2,552
Core technology	1,680
Goodwill	1,466

Total assets acquired	$7,105

MICRONET ENERTEC TECHNOLOGIES, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(USD In thousands, unaudited)

NOTE 2 - PRO FORMA ADJUSTMENTS

The unaudited pro forma combined statements of operations and balance sheet reflect the effect of the following pro forma adjustments :

a.	Adjusted to record the borrowing of $4,850 ($3,233 - were recorded as current portion) of the Loan from the bank.
b.	Adjustment to record the cash payment of the acquisition of $2,046.
c.	Adjusted to record the amount which will be paid 90 days following the closing of $209.
d.	Adjusted to record the decrease in the inventory step up follow the acquisition of $413 for the year ended December 31, 2013.
e.
Adjusted to record the amortization of intangibles assets amounting to $212 for the three months ended in March 31, 2014 and $848 for the year ended December 31, 2013. Customer relations and Core technology are amortized over 5 years.

f.	Adjusted to record the interest expenses derived from the $4,850 Loan to finance the acquisition of $41 for three months ended March 31, 2014 and $165 for the year ended December 31, 2013.
g.	Adjusted to record the 48% non-controlling interests hold in Micronet Ltd.